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                                                                    EXHIBIT 99.5


                          WEBMANAGE TECHNOLOGIES, INC.

                             STOCK OPTION AGREEMENT
                                    UNDER ITS
                             1999 STOCK OPTION PLAN


        This STOCK OPTION AGREEMENT (this "Agreement") is issued to the Optionee hereinbelow set forth pursuant to the WebManage Technologies, Inc. 1999 Stock Option Plan (the "Plan") of WebManage Technologies, Inc., a New Hampshire corporation (the "Company").

1. OPTIONEE; BASIC TERMS.

        The Optionee is hereby granted an option to purchase the number of fully paid and non-assessable shares of the Common Stock of the Company at the option price hereinbelow set forth, subject to the terms and conditions of this Agreement.

2. DEFINITIONS.

        (a) "CODE" shall mean the Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder and the interpretations thereof, all as from time to time in effect.

        (b) "EXERCISE DATES" shall mean the following dates after which the Option may be exercised in the increments set forth below:

                  Exercise Dates                Optioned Stock
                  --------------                --------------


                  --------------                --------------

                  --------------                --------------

                  --------------                --------------

                  --------------                --------------



        (c) "GRANT DATE" shall mean the date of grant of the Option, being ______________, 199__.

        (d) "INCENTIVE OPTION" shall mean an option described in Section 422 of the Code. To qualify for favorable tax treatment provided by an incentive option, the shares purchased upon exercise must be held for a period of two (2) years from the date of the option grant and for a period of one (1) year after the shares are transferred to Optionee.

        (e) "NONQUALIFIED OPTION" shall mean an option other than an Incentive Option, the exercise of which generally results in an immediate taxable event.

        (f) "OPTION" shall have the meaning set forth in Section 3(a) hereof.

WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

        (g) "OPTIONED STOCK" shall mean _______________ (___) shares of the no par value Common Stock of the Company.

        (h) "OPTIONEE" shall mean________________.

        (i) "PURCHASE PRICE" shall mean the price per share for the Optioned Stock and shall be $_______________.

        (j) "VESTING PERIOD" shall mean a period of________________(___) years commencing on the Grant Date.

        (k) Unless otherwise indicated, all capitalized terms set forth in this Agreement shall have the meaning provided to them under the Plan, a copy of which Optionee acknowledges having received.

3. GRANT OF OPTION.

        (a) As of the Grant Date, the Company hereby grants to the Optionee an option (the "Option") to purchase the Optioned Stock upon the terms and conditions set forth below.

        (b) This Option is intended to be a(n) (check one only):


            [ ] Incentive Option (only employees of the Company are eligible)

            [ ]         Nonqualified Option

        (c) The Optionee's relationship to the Company is as a(n) (if applicable, check more than one):

            [ ]         Officer

            [ ]         Director

            [ ]         Employee

            [ ]         Consultant

            [ ]         Other Person providing services



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WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

4. DURATION OF OPTION.

        (a) INCENTIVE OPTION: If this Option is an Incentive Option, as designated in Section 3(b), it shall expire one day short of ten (10) years from the Grant Date, provided, however, for any Optionee who owns more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, this Option shall expire one day short of five (5) years from the Grant Date.

        (b) NONQUALIFIED OPTION: If this Option is a Nonqualified Option, as designated in Section 3(b), it shall expire ten (10) years from the Grant Date.

5. PURCHASE PRICE.

        The Purchase Price for the Optioned Stock has been determined by the Board of Directors of the Company and: (a) may or may not be less than the Fair Market Value on the Grant Date if the Option is a Nonqualified Option, (b) shall be equal to at least one-hundred percent (100%) of the Fair Market Value if the Option is an Incentive Option, or (c) shall be equal to at least one-hundred ten percent (110%) of the Fair Market Value if the Option is an Incentive Option and Optionee holds more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of its Parent or any Subsidiary.

6. EXERCISABILITY. Subject to the provisions of this Agreement, including without limitation Section 10 regarding termination of Optionee's employment, consulting or other relationship with the Company and Section 14(b) regarding Incentive Options, this Option shall vest in annual increments over the Vesting Period equal to the total number of shares of Optioned Stock divided by the number of years in the Vesting Period. Optioned Stock, to the extent vested shall become exercisable, in one or more installments (to the nearest whole number) on the Exercise Dates, to the extent of the total number of Shares of the Optioned Stock set forth next to such Exercise Date in the definition thereof. The number of shares of Optioned Stock which become exercisable each year, to the extent not previously exercised, shall accumulate until exercised in accordance with and subject to the terms and conditions of this Agreement.

7. METHOD OF EXERCISE AND PAYMENT.

        (a) EXERCISE. This Option may be exercised from time to time, in whole or in part, to the extent exercisable, only by delivery to an officer of the Company of the original of this Option with an appropriate Notice of Exercise of Stock Option duly signed by the Optionee, together


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WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

with the full Purchase Price of the shares purchased pursuant to the exercise of the Option and an executed Stock Redemption Agreement pursuant to Section 7(b) hereof; provided, however, that this Option may not be exercised if such exercise would violate any law or governmental order or regulation. Payment for the shares of Optioned Stock purchased pursuant to any exercise shall be made in full at the time of such exercise, in any of the following methods, as determined by the Board of Directors and as may be elected by the Optionee:

        (i) may ___ or may not ___ pay in cash or by check payable to the order of the Company;

        (ii) may ___ or may not ___ pay in Common Stock of the Company already owned by the Optionee for a period of six (6) months prior to such exercise, valued as of the date of exercise of the Option at Fair Market Value; or

        (iii) may ___ or may not ___ pay by a promissory note payable to the order of the Company; if a promissory note is tendered, such note shall bear interest at an interest rate determined by, and shall be subject to such terms and conditions as are prescribed by, the Board as set forth in the form of promissory note then utilized under the Plan.

        (b) STOCK REDEMPTION AGREEMENT. The Optionee shall execute and deliver to the Company, together with the Notice of Exercise of Stock Option and payment in full of the Purchase Price, duplicate originals of a Stock Redemption Agreement in the form set forth in Exhibit 1 attached to this Agreement. The Company shall not issue any shares of Optioned Stock to the Optionee unless and until Optionee executes and delivers such Stock Redemption Agreement.

        (c) TAX WITHHOLDINGS. Optionee agrees to have withheld from any remuneration payable to such Optionee by the Company and/or to pay to the Company, at the time of exercise of the Option, an amount which is required to be withheld or paid pursuant to any Federal, state or local tax or revenue laws or regulations, as may be determined by the Company. The Optionee may not satisfy such tax withholding by instructing the Company to withhold such number of shares of Optioned Stock that would equal the total tax obligations required to be withheld.

8. NON-TRANSFERABILITY. This Option shall not be transferred, sold, pledged, assigned, hypothecated, or disposed of in any manner by Optionee other than by will or the laws of descent and distribution to the extent hereinafter set forth; provided, however, that a transfer hereof may be made pursuant to a qualified domestic relations order (as defined in the Code or as permitted


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

WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

by Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder) and, provided further, that Optionee may designate a beneficiary (which may be an individual or trustee) who may exercise the Option after Optionee's death and enjoy the economic benefits thereof, subject to the consent of Optionee's spouse where required by law. This Option may be exercised during the Optionee's lifetime only by the Optionee or, upon the Optionee's legal incapacity to act on the Optionee's own behalf, by the Optionee's conservator or other lawful representative. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation, any purported assignment, whether voluntary of by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

9. TERMINATION. To the extent that this Option shall not have been exercised in full prior to its termination or expiration date, whichever shall be sooner, it shall terminate and become void and of no effect.

10. CESSATION OF CONTINUOUS STATUS -- TERMINATION, RETIREMENT, DEATH OR DISABILITY. If the Optionee shall voluntarily or involuntarily cease Continuous Status (as such term is defined in the Plan) (hereinafter referred to as a "Termination"), the Option of the Optionee shall terminate immediately upon the Termination and the Optionee in such event shall have no right after such Termination to exercise any unexercised Option that the Optionee might have exercised on or prior to the Termination; provided, however, that if the Termination is due to (i) retirement by the Optionee on or after attaining the age of sixty-five (65) years, (ii) the disability of the Optionee or (iii) the death of the Optionee, then the Optionee or the representative of the estate of the Optionee shall have the privilege of exercising the entire unexercised vested portion of this Option, provided that such exercise be accomplished (a) prior to the expiration of this Option and (b) either within thirty (30) days of the Optionee's retirement, within thirty (30) days of the Optionee's disability, or within thirty (30) days after the date of death of the Optionee, as the case may be.

11. STOCK SPLITS AND CAPITAL ADJUSTMENTS. If, prior to the complete exercise of this Option, there shall be declared and paid a stock dividend upon the Common Stock of the Company or if such stock shall be split up, converted, exchanged or reclassified, this Option, to the extent that it has not been exercised, shall entitle the holder, upon the future exercise of this Option, to such number and kind of securities or other property, subject to the terms of the Option, to which the holder would be entitled had he actually owned the stock subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split up, conversion, exchange, reclassification or substitution; and the aggregate purchase price upon the future exercise of the



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WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

Option shall be the same as if shares of Common Stock of the Company originally optioned were being purchased as provided herein.

12. ACCELERATION OF EXERCISE DATE.

        (a) SALE OF ASSETS, MERGER, CONSOLIDATION AND CHANGE OF CONTROL. The Board of Directors of the Company may, but shall not be required, to provide for immediate vesting of any or all outstanding unexercised Options in the event of any proposed merger, acquisition or sale of the Company (other than a merger, acquisition or sale with respect to which a majority of the members of the Board of Directors of the Company prior to the merger, acquisition or sale continue to be a majority of the Board of Directors of the resulting corporation after such merger, acquisition or sale), all pursuant to and subject to the terms and conditions of the Plan including, without limitation, the limitations upon vesting imposed by Section 8 of the Plan.

13. COMPLIANCE WITH SECURITIES LAWS.

        (a) POSTPONE ISSUANCE. Notwithstanding any provision of this Option to the contrary, the Company may postpone the issuance and delivery of shares upon any exercise of this Option until one of the following conditions shall be met:

             (i) The shares of Optioned Stock with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities laws now in force or hereafter enacted or amended; or

             (ii) Counsel for the Company shall have given an opinion that registration of such shares under applicable Federal and state securities laws, as now in force or hereafter enacted or amended, is not required.

        (b) INVESTMENT REPRESENTATION. In the event that for any reason the shares of Optioned Stock to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the Company shall be under no further obligation to issue shares of Optioned Stock unless the Optionee shall give a written representation to the Company, in form satisfactory to the Company, that such person is acquiring the shares of Optioned Stock issued pursuant to such exercise of the Option for investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he/she will make no transfer of the same except in compliance with the 1933 Act and the rules and regulations promulgated


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

WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

thereunder and then in force, and in such event, the Company may place an "investment legend" upon any certificate for the shares of Optioned Stock issued by reason of such exercise.

14. SPECIAL RULES REGARDING INCENTIVE OPTIONS.

        (a) NOTICE OF TRANSFER. If this Option is an Incentive Option, then the employee-Optionee hereby agrees to notify the Company in writing within three
(3) days after any sale, transfer or other disposition of shares acquired upon the exercise of this Option which occurs within either twelve (12) months following the date of exercise or twenty-four (24) months following the Grant Date.

        (b) $100,000 PER YEAR EXERCISE LIMIT. If this option is an Incentive Option, then it shall be exercisable in accordance with the above schedule of
Section 6, but in no event shall it be exercised to the extent that the aggregate fair market value of Optioned Stock, which is exercisable for the first time during any calendar year, when combined with the aggregate fair market value of all stock covered by incentive stock options (as defined in the Code) granted to Optionee after December 31, 1986 by the Company, its parent or a subsidiary of the Company which are exercisable for the first time during the same calendar year, exceeds $100,000.

15. NO AGREEMENT OF EMPLOYMENT. Neither the grant of this Option nor this Agreement shall be deemed to create any agreement with, or obligation by, the Company to employ the Optionee for any period of time, it being understood that employment is strictly "at will" in the absence of any written agreement to the contrary and, in the absence of such written agreement, such person may be terminated by the Company at any time, with or without cause.

16. ASSIGNMENT OF INVENTIONS, ETC.; NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. As further consideration for the issuance of the Option, the Optionee, if the Optionee is an Employee of the Company, agrees as follows:

        (a) ASSIGNMENT OF INVENTIONS. Any and all trade secrets, inventions and proprietary information which either (i) relates at the time of conception or reduction to practice to the company or its business, or actual or demonstrably anticipated research or development of the Company or (ii) results from any work performed by the Optionee for the Company is hereby assigned to, and shall become the absolute property of, the Company and shall at all times and for all purposes be regarded as acquired and held by the Optionee in a fiduciary capacity for the sole benefit of the Company, and the Optionee agrees that, upon request, the Optionee will promptly make all disclosures, execute all assignments, instruments and papers, and perform all acts whatsoever necessary or desired by the Company to vest and confirm in it, its successors,


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WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

assigns and nominees, all rights created or contemplated by this subsection (a) and which may be necessary or desirable to enable the Company, its successors, assigns, and nominees to secure and enjoy the full benefits and advantages thereof.

        (b) NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Optionee shall not, during the period of employment by the Company or at any time thereafter, directly or indirectly use, divulge, furnish or make accessible to anyone other than the Company, its directors and officers other than in the regular course of the business of the Company or any of its subsidiaries, any knowledge or information with respect to (i) confidential, secret or proprietary plans, data (including financial and cost data), specifications, procedures and techniques, methods, technology, "knowhow" or material relating to the business, products, services (whether existing or under development) or activities of the Company or its subsidiaries, (ii) any confidential business plans or surveys of the Company or its subsidiaries, (iii) any other confidential or secret aspect of the business, products, services or activities of the Company or its subsidiaries, or (iv) any customer usages and requirements or any customer lists of the Company or its subsidiaries. The Optionee shall not, upon leaving the employ of the Company, without the prior written consent of the Board of Directors of the Company, take any data, customer lists, reports, studies, compilations, business plans, presentations/proposals, letters, memoranda, notes or other writings or documents whatever, or copies thereof, which reflect or deal with any of the confidential information described in this Section 16(b).

        (c) REMEDIES. The Optionee acknowledges that a breach of the provisions of this Agreement will cause the Company irreparable injury for which the Company cannot be reasonably or adequately compensated in damages. The Company shall, therefore, be entitled, in addition to all other remedies available to it, to injunctive and/or other equitable relief to prevent a breach of this Agreement, or any part of it, and to secure its enforcement, and any termination of Optionee as a result of a violation of this Section 16 shall be deemed "for cause."

17. SUBJECT TO PLAN. This Option is issued subject and pursuant to the provisions of the Plan, receipt of a copy of which the Optionee acknowledges. A determination of the Board of Directors or the Committee established pursuant to the Plan as to any questions which may arise with respect to the interpretation of the provisions of this Option and of the Plan shall be final. The Board of Directors or the Committee may authorize and establish such rules and regulations, and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable. Any provision hereof which is inconsistent with, or contrary to, the terms and conditions of the Plan shall be superseded and governed by the Plan.



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

WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

18. SEVERABILITY. If any condition, term or provision of this Agreement is determined by a court to be illegal or in conflict with any law, state or Federal, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular condition, term or provision determined to be unenforceable.

19. ENTIRE AGREEMENT; NEW HAMPSHIRE LAW. This Agreement contains the entire understanding and agreement between the parties hereto respecting the within subject matter, and there are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein. The Company is a New Hampshire corporation, and this Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire.

        WITNESS the signature of its duly authorized officer of the Company as of the date of grant hereof.

                                      THE COMPANY:

                                      WEBMANAGE TECHNOLOGIES, INC.



                                        By:
-----------------------------              -------------------------------------
Witness
                                             Title:
                                                   -----------------------------



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WebManage Technologies, Inc.
Stock Option Agreement
Under its
1999 Stock Option Plan

THE OPTIONEE:

Acknowledged and Agreed to*:


-----------------------------------
Signature

-----------------------------------
Print Name

-----------------------------------
Street Address

-----------------------------------
City, State, Zip Code

-----------------------------------
Social Security No.



*IF you have any "Inventions" to except from Section 16, you must IDENTIFY ALL SUCH INVENTIONS below, or, if the statement is not applicable, you must write NONE below.



         None.
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